Exhibit 99.1

B. Riley Financial Files 2023 Annual Report on Form 10-K

●	Audit Committee Independent Legal Counsel, Winston & Strawn LLP, Completes Investigation of Relationship Between the Company and Brian Kahn

●	Independent Investigation Reaches Same Conclusion of Prior Internal Review Conducted by Sullivan & Cromwell LLP

LOS ANGELES, April 24, 2024 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”), a diversified financial services platform, today announced the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”).

B. Riley Financial’s 2023 Annual Report is available in the Investor Relations section of the Company’s website at ir.brileyfin.com under “SEC Filings,” as well as on the SEC’s website at www.sec.gov. Additional information regarding the Company’s operating and investment metrics is available in the Fourth Quarter 2023 Financial Supplement on the Company’s investor relations website.

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, commented:

“We want to thank our many stakeholders for their continued confidence, support, and patience as we finalized our Annual Report. With this process behind us, we are excited to be able to focus 100% of our time and efforts on what has always been our highest priority— our core business, delivering for our clients, and creating value for our shareholders.”

“We are pleased to note that our overall business has continued to perform well since year-end. Relative valuations for small and mid-caps are as attractive as we have seen in years, and we are investing to grow our leadership in providing financial services and capital solutions to this underserved market.”

“Since year-end, we have welcomed senior talent, invested in attractive new opportunities, monetized several others, retired $115 million of our outstanding bonds and reduced additional indebtedness by approximately $55 million. Our strategic review process for Great American Group is proceeding on schedule, and we are pleased with the interest we have seen to date. The potential monetization of this unique asset would accelerate our ability to opportunistically retire more debt and invest in our core B. Riley Securities, Advisory and Wealth Management businesses as we double down on our commitment to serving our clients and businesses across the middle market – both as an advisor and principal.”

“We acknowledge the complexities of our business are a result of an aggressive acquisition and investment strategy that has meaningfully diversified our platform. We are continuing to strengthen our processes and procedures to ensure we are best positioned to capitalize on the substantial market opportunities in front of us. Above all, we are proud of our team’s persistence and resolve throughout what has been a challenging dynamic for our firm. We look forward to providing more updates on our first quarter earnings call.”

Financial Results for the Year Ended December 31, 2023

The audited financial statements in the Company’s Annual Report reflected certain non-cash adjustments to the preliminary results announced on February 29, 2024. The cumulative impact of these adjustments on the Company’s key reported financial metrics is summarized in the below table. For a complete summary of financial results for the fourth quarter and full year ended 2023, including a comparison to 2022 financial results, please see the appendix at the end of this press release.

	Twelve Months Ended
	December 31, 2023
(Dollars in thousands)	Preliminary	Adjustments	Final

Total revenues	$1,647,185	$(3,585)	$1,643,600
Operating income (loss)	150,630	(5,977)	144,653
Net loss available to common shareholders	(86,371)	(21,596)	(107,967)
Adjusted EBITDA	239,877	(29,633)	210,244
Operating Adjusted EBITDA	367,604	(4,595)	363,009

Certain of the information set forth herein, including Adjusted EBITDA and Operating Adjusted EBITDA, are non-GAAP financial measures. Information about B. Riley Financial’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Summary of Adjustments from Preliminary Results

●	Total revenues were $1.644 billion, revised from $1.647 billion to reflect $3.6 million of adjustments primarily related to accrued fee income and trading income.

●	Net loss available to common shareholders was $108 million, revised from $86.4 million, a change of $21.6 million. The change primarily relates to the decrease in revenues and adjustments from changes in unrealized gains and losses on investments, net of benefit from income taxes. The unrealized gains and losses on investments primarily related to the Company’s Hurley and Justice brand investments. The change in the valuation of the Company’s investments equates to less than half a percent of the Company’s total assets.

●	Total assets as of December 31, 2023 were $6.07 billion, revised from the preliminary reported amount of $6.10 billion. The decrease primarily relates to the adjustments in the fair value of securities and other investments as noted above.

●	Total Adjusted EBITDA(2) was $210.2 million reflecting adjustments of $29.6 million primarily due to the decrease in revenues and adjustments from changes in unrealized gains and losses on investments.

●	Total Operating Adjusted EBITDA(3) was $363.0 million, reflecting adjustments of $4.6 million primarily due to a $2.3 million adjustment to fee income and a $2.2 million reserve on inventory.

Independent Audit Committee Investigation

As referenced in the Company’s 2023 Annual Report, the Audit Committee of the Company’s Board of Directors engaged Winston & Strawn LLP as independent counsel to assist the Audit Committee in conducting an investigation of the historical relationship between the Company (and its affiliates) and Brian Kahn (and his affiliates) as well as certain related allegations asserted against the Company by certain short sellers.

The results of the independent investigation confirmed that the Company and its executives had no involvement with, or knowledge of, any of the alleged misconduct concerning Mr. Kahn or any of his affiliates. This independent investigation was conducted subsequent to the Company’s February 22, 2024 disclosure of the internal review performed with the assistance of Sullivan & Cromwell LLP as outside counsel.

Additional Information

The Annual Report provides additional clarification regarding the Company’s investment in Freedom VCM, which addresses unsubstantiated claims made about the Company’s role and participation in the FRG take-private transaction and its investment in FRG.

As noted, the Company’s ownership of Freedom VCM amounted to $281 million, or 31%, in connection with the take-private transaction, which included an investment of $216.5 million and $64.6 million of FRG shares that were rolled over into additional equity interests in Freedom VCM in connection with closing. As of December 31, 2023, the fair value of the investment in Freedom VCM totaled $287 million and is included in securities and other investments owned, at fair value in the consolidated balance sheets.

The Company intends to amend its August 21, 2023 Current Report on Form 8-K in connection with the closing of its investment in the FRG take-private transaction to include updated historical FRG financial statements and related pro forma financials. As result of the successful sales by FRG of its Badcock and Sylvan Learning businesses in December 2023 and February 2024, respectively, FRG is in the process of preparing its 2022 annual financial statements and interim June 2023 financial statements in accordance with GAAP to recast these businesses as discontinued operations. The Company anticipates filing the amended Form 8-K to include such financial statements in the near term.

About B. Riley Financial

B. Riley Financial is a diversified financial services platform that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

Footnotes (See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms. For a reconciliation of Adjusted EBITDA and Operating Adjusted EBITDA to the comparable GAAP financial measures, please see the Appendix hereto.)

(1)	Total cash and investments is defined as the sum of cash and cash equivalents, net of noncontrolling interest, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets.

(2)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain/loss on extinguishment of loans, gain on bargain purchase, impairment of goodwill and tradenames, and transaction related and other costs.

(3)	Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) Trading Income (Loss) and Fair Value Adjustments on Loans, (ii) Realized and Unrealized Gains (Losses) on Investments, and (iii) other investment related expenses. During the fourth quarter of 2023, the Company recast its operating metrics to include revenues from fixed income trading. Operating Adjusted EBITDA has been adjusted to include fixed income trading revenue for the periods presented.

(4)	Operating Revenues is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income – Loans and Securities Lending and (iii) Sales of Goods. During the fourth quarter of 2023, the Company recast its operating financial metrics to include revenues from fixed income trading. Operating Revenues has been adjusted to include fixed income trading revenue for the periods presented.

(5)	Segment Operating Income (Loss) is defined as segment income (loss) including fixed income trading revenues and excluding trading income (loss) and fair value adjustments on loans and other investment related operating expenses.

(6)	Investment Gains (Loss) is defined as Trading Income (Loss) and Fair Value Adjustments on Loans less fixed income trading revenue.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, and operating adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring charge, gain on extinguishment of loans, gain on bargain purchase, impairment of goodwill and tradenames, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans net of fixed income trading revenue, realized and unrealized gains (losses) on investments, and other investment related expenses (iv) including in the case of trading income (losses) and fair value adjustments on loans, realized and unrealized gains (losses) on investments, net of fixed income trading revenue and other investment related expenses and (v) including in the case of total cash and investments, cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (a) securities sold not yet purchased and (b) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s 2023 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	December 31, 2023	December 31, 2022

Assets
Assets
Cash and cash equivalents	$231,964	$268,618
Restricted cash	1,875	2,308
Due from clearing brokers	51,334	48,737
Securities and other investments owned, at fair value	1,092,106	1,129,268
Securities borrowed	2,870,939	2,343,327
Accounts receivable, net of allowance for credit losses of $7,339 and $3,664 as of December 31, 2023 and 2022, respectively	115,496	149,110
Due from related parties	172	1,081
Loans receivable, at fair value (includes $387,657 and $98,729 from related parties as of December 31, 2023 and December 31, 2022, respectively)	532,419	701,652
Prepaid expenses and other assets	237,327	460,696
Operating lease right-of-use asset, net	87,605	88,593
Property and equipment, net	25,206	27,141
Goodwill	472,326	512,595
Other intangible assets, net	322,014	374,098
Deferred income taxes	33,595	3,978
Total assets	$6,074,378	$6,111,202
Liabilities and Equity
Liabilities
Accounts payable	$44,550	$81,384
Accrued expenses and other liabilities	273,193	322,974
Deferred revenue	71,504	85,441
Due to related parties and partners	2,731	2,210
Due to clearing brokers	—	19,307
Securities sold not yet purchased	8,601	5,897
Securities loaned	2,859,306	2,334,031
Operating lease liabilities	98,563	99,124
Deferred income taxes	—	29,548
Notes payable	19,391	25,263
Revolving credit facility	43,801	127,678
Term loan	625,151	572,079
Senior notes payable, net	1,668,021	1,721,751
Total liabilities	5,714,812	5,426,687

Redeemable noncontrolling interests in equity of subsidiaries	—	178,622
Total B. Riley Financial, Inc. stockholders’ equity	291,117	446,514
Noncontrolling interests	68,449	59,379
Total equity	359,566	505,893
Total liabilities and equity	$6,074,378	$6,111,202

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

(Dollars in thousands, except share data)

	Twelve Months Ended December 31
	2023	2022	2021

Revenues:
Services and fees	$1,002,370	$895,623	$1,153,225
Trading income (loss) and fair value adjustments on loans	41,828	(202,628)	220,545
Interest income - Loans and securities lending	284,896	245,400	122,723
Sale of goods	314,506	142,275	58,205
Total revenues	1,643,600	1,080,670	1,554,698
Operating expenses:
Direct cost of services	238,794	142,455	54,390
Cost of goods sold	213,351	78,647	26,953
Selling, general and administrative expenses	828,903	714,614	906,196
Restructuring charge	2,131	9,011	—
Impairment of goodwill and tradenames	70,333	—	—
Interest expense - Securities lending and loan participations sold	145,435	66,495	52,631
Total operating expenses	1,498,947	1,011,222	1,040,170
Operating income	144,653	69,448	514,528
Other income (expense):
Interest income	3,875	2,735	229
Dividend income	47,776	35,874	19,732
Realized and unrealized (losses) gains on investments	(162,589)	(201,079)	166,131
Change in fair value of financial instruments and other	(4,748)	10,188	3,796
Gain on bargain purchase	15,903	—	—
(Loss) income from equity investments	(181)	3,570	2,801
Interest expense	(187,013)	(141,186)	(92,455)
(Loss) income before income taxes	(142,324)	(220,450)	614,762
Benefit from (provision for) income taxes	36,693	63,856	(163,960)
Net (loss) income	(105,631)	(156,594)	450,802
Net (loss) gain attributable to noncontrolling interests and redeemable noncontrolling interests	(5,721)	3,235	5,748
Net (loss) income attributable to B. Riley Financial, Inc.	(99,910)	(159,829)	445,054
Preferred stock dividends	8,057	8,008	7,457
Net (loss) income available to common shareholders	$(107,967)	$(167,837)	$437,597

Basic (loss) income per common share	$(3.69)	$(5.95)	$15.99
Diluted (loss) income per common share	$(3.69)	$(5.95)	$15.09

Weighted average basic common shares outstanding	29,265,099	28,188,530	27,366,292
Weighted average diluted common shares outstanding	29,265,099	28,188,530	29,005,602

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended December 31,
	2023	2022

Revenues:
Services and fees	$258,461	$243,837
Trading (loss) income and fair value adjustments on loans	(41,518)	(58,670)
Interest income - Loans and securities lending	62,781	62,545
Sale of goods	63,196	134,380
Total revenues	342,920	382,092
Operating expenses:
Direct cost of services	60,606	68,496
Cost of goods sold	47,355	71,313
Selling, general and administrative expenses	205,703	208,552
Restructuring charge	1,182	995
Impairment of goodwill and tradenames	33,100	—
Interest expense - Securities lending and loan participations sold	38,863	22,738
Total operating expenses	386,809	372,094
Operating (loss) income	(43,889)	9,998
Other income (expense):
Interest income	420	1,482
Dividend income	12,141	9,595
Realized and unrealized losses on investments	(77,629)	(64,874)
Change in fair value of financial instruments and other	(750)	460
Gain on bargain purchase	15,903	—
(Loss) income from equity investments	(6)	285
Interest expense	(46,891)	(44,399)
Loss before income taxes	(140,701)	(87,453)
Benefit from income taxes	51,037	23,998
Net loss	(89,664)	(63,455)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(41)	(6,010)
Net loss attributable to B. Riley Financial, Inc.	(89,623)	(57,445)
Preferred stock dividends	2,015	2,002
Net loss available to common shareholders	$(91,638)	$(59,447)

Basic loss per common share	$(3.03)	$(2.08)
Diluted loss per common share	$(3.03)	$(2.08)

Weighted average basic common shares outstanding	30,248,946	28,545,714
Weighted average diluted common shares outstanding	30,248,946	28,545,714

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliations

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net loss attributable to B. Riley Financial, Inc.	$(89,623)	$(57,445)	$(99,910)	$(159,829)
Adjustments:
Benefit from income taxes	(51,037)	(23,998)	(36,693)	(63,856)
Interest expense	46,891	44,399	187,013	141,186
Interest income	(420)	(1,482)	(3,875)	(2,735)
Share based payments	9,845	15,312	45,109	61,140
Depreciation and amortization	11,502	13,443	49,604	39,969
Restructuring charge	1,182	995	2,131	9,011
Gain on bargain purchase	(15,903)	—	(15,903)	—
Loss (gain) on extinguishment of loans	—	—	5,409	(1,102)
Impairment of goodwill and tradenames	33,100	—	70,333	—
Transactions related costs and other	1,864	(5,264)	7,026	8,498
Total EBITDA adjustments	37,024	43,405	310,154	192,111
Adjusted EBITDA	$(52,599)	$(14,040)	$210,244	$32,282

Operating EBITDA Adjustments:
Trading loss (income) and fair value adjustments on loans	41,518	58,670	(41,828)	202,628
Realized and unrealized losses on investments	77,629	64,874	162,589	201,079
Fixed Income Spread	8,250	8,069	29,165	27,127
Other investment related expenses	(538)	(7,697)	2,839	(69,531)
Total Operating EBITDA Adjustments	126,859	123,916	152,765	361,303
Operating Adjusted EBITDA	$74,260	$109,876	$363,009	$393,585

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Operating Revenues Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Total Revenues	$342,920	$382,092	$1,643,600	$1,080,670
Operating Revenues Adjustments:
Trading loss (income) and fair value adjustments on loans	41,518	58,670	(41,828)	202,628
Fixed Income Spread	8,250	8,069	29,165	27,127
Total Revenues Adjustments	49,768	66,739	(12,663)	229,755
Operating Revenues	$392,688	$448,831	$1,630,937	$1,310,425

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Revenues Reconciliation

(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
Revenues:
Capital Markets	$83,973	$72,304	$571,002	$327,596
Wealth Management	49,350	46,217	198,245	234,257
Auction and Liquidation	9,439	59,778	103,265	74,096
Financial Consulting	40,123	25,427	133,705	98,508
Communications	82,021	87,944	337,689	235,655
Consumer Products	54,046	77,821	233,202	77,821
All Other	23,968	12,601	66,492	32,737
Total Revenues	$342,920	$382,092	$1,643,600	$1,080,670

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Operating (Loss) Income Reconciliation

(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
Operating (Loss) Income:
Capital Markets	$(6,253)	$(8,007)	$194,843	$81,602
Wealth Management	683	(7,414)	3,097	(34,320)
Auction and Liquidation	(1,147)	12,372	21,371	12,600
Financial Consulting	7,816	4,412	30,420	16,312
Communications	6,468	11,205	34,725	30,320
Consumer Products	(37,538)	8,188	(77,710)	8,188
All Other	(13,918)	(10,758)	(62,093)	(45,254)
Total Operating (Loss) Income	$(43,889)	$9,998	$144,653	$69,448

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Capital Markets Operating Revenues Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Capital Markets	2023	2022	2023	2022
Total Revenues	$83,973	$72,304	$571,002	$327,596
Operating Revenues Adjustments:
Trading loss (income) and fair value adjustments on loans	44,041	59,115	(37,070)	206,150
Fixed Income Spread	7,011	6,927	25,519	22,765
Total Revenues Adjustments	51,052	66,042	(11,551)	228,915
Operating Revenues	$135,025	$138,346	$559,451	$556,511

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Capital Markets Segment Operating Income Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Capital Markets	2023	2022	2023	2022
Segment (Loss) Income	$(6,253)	$(8,007)	$194,843	$81,602
Operating Revenues Adjustments:
Trading loss (income) and fair value adjustments on loans	44,041	59,115	(37,070)	206,150
Fixed Income Spread	7,011	6,927	25,519	22,765
Other investment related expenses	—	(2,515)	12,882	(63,519)
Total Operating Income Adjustments	51,052	63,527	1,331	165,396
Segment Operating Income	$44,799	$55,520	$196,174	$246,998

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Contacts

Investors
Mike Frank
ir@brileyfin.com
(212) 409-2424

Media
Jo Anne McCusker
B. Riley Financial
press@brileyfin.com

(646) 885-5425